Exhibit 99.1

Petco to Participate in the 25th Annual Needham Growth Conference

SAN DIEGO, Jan. 4, 2023 /PRNewswire/ -- Petco Health and Wellness Company, Inc. (the "Company" or "Petco") (Nasdaq: WOOF) today announced that the Company will participate in a fireside chat at the 25th Annual Needham Growth Conference on Wednesday, January 11, 2023 at 12:45 p.m. Eastern Standard Time.

The live audio webcast will be available via the Company's investor relations page at ir.petco.com. A replay of the webcast will be archived on the Company's website through January 26, 2023.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.6 million animals.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that Petco identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Relations, investorrelations@petco.com; Media Relations, Benjamin Thiele-Long, benjamin.thiele-long@petco.com